Due July 1st
O:\Shared/SP/Income/Compliance 3rdParty Oversight/Annual Certification/2004/GE 2004-C2
Wachovia Securities, Inc.
8739 Research Drive, URP 4
Charlotte, NC 28288
WACHOVIA SECURITIES
OFFICER'S CERTIFICATE

Reference is hereby made to that certain Pooling and Servicing Agreement dated as of April 1, 2004, by and among GE Commercial Mortgage Corporation, as
Depositor, Wachovia Bank National Association, as Servicer, Lennar Partners, Inc., as
Special Servicer, LaSalle Bank National Association, as Trustee and ABN AMRO Bank
N.V., as Fiscal Agent with respect to Commercial Mortgage Pass-Through Certificates,
Series 2004-C2 (the "Agreement"). Capitalized terms used herein not otherwise defined shall have the meanings assigned in the Agreement.
Pursuant to Section 3.13 of this Agreement, Timothy E. Steward and Clyde M.
Alexander, Directors of the Master Servicer, do hereby certify that:
1.
A review of the activities of the Servicer during the period from April 1,
2004 through December 31, 2004 and of its performance under the
Agreement during such period has been made under our supervision;
2.
To the best of our knowledge, based on such review, the Servicer has maintained an effective internal control system relating to its servicing of the Mortgage Loans and Serviced Whole Loans serviced and has fulfilled in all material respects its obligations under this Agreement throughout the period April 1, 2004 through December 31, 2004; and
3.
The Servicer has received no notice regarding the qualification, or challenging the status, of AFR/Bank of America Portfolio Loan REMIC, the
PPL Component Mortgage Loan REMIC, the Lower-Tier REMIC or the
Upper-Tier REMIC as a REMIC or of the Grantor Trust as a "grantor trust,"
from the Internal Revenue Service or any other governmental agency or body.
IN WITNESS WHEREOF, the undersigned have executed this Certificate as of the 9
th
day of March 2005.

/s/ Timothy E. Steward
Timothy E. Steward, Director
Wachovia Bank National Association

/s/ Clyde Alexander
Clyde Alexander, Director
Wachovia Bank National Association